UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2023

TEXAS CAPITAL BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34657	75-2679109
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2000 McKinney Avenue, Suite 700, Dallas, Texas, U.S.A.
(Address of principal executive offices)
75201
(Zip Code)
Registrant’s telephone number, including area code: (214) 932-6600
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TCBI	Nasdaq Stock Market
5.75% Non-Cumulative Perpetual Preferred Stock Series B, par value $0.01 per share	TCBIO	Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.    Results of Operations and Financial Condition.
(a)On April 20, 2023, Texas Capital Bancshares, Inc. (the “Company”) issued a press release and made available presentation slides regarding its operating and financial results for its fiscal quarter ended March 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1. A copy of the presentation is attached hereto as Exhibit 99.2.
The information in Item 2.02 of this report (including Exhibits 99.1 and 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.
Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders as filed with the U.S. Securities and Exchange Commission (“SEC”) on March 9, 2023 (“2023 proxy statement”), Larry L. Helm retired from the Company’s board of directors effective April 18, 2023 pursuant to the Company’s director retirement guidelines. Effective April 18, 2023, the Board of Directors appointed Robert W. Stallings as Chairman of the Board and also elected Laura L. Whitley as a new member of the Board. Ms. Whitley will serve as a member of the Board’s Risk Committee.
In connection with her election, Ms. Whitley was granted 1,631 restricted stock units under the Company's 2022 Long-Term Incentive Plan, which will vest on the first anniversary of the date of grant. Ms. Whitley will receive cash compensation commensurate with that received by the Company’s other non-management directors, as described in the Company’s 2023 proxy statement. The Company will enter into a standard director indemnity agreement with Ms. Whitley, a form of which was filed with the SEC as Exhibit 10.14 to the Company’s Annual Report on Form 10-K on February 21, 2014.
Biographical Information
Ms. Whitley, age 62, currently serves as Chief Financial Officer for Urban Strategies, as Dallas-based non-profit organization that equips, resources and connects faith- and community-based organizations engaged in community transformation to help families reach their fullest potential. Previously, Ms. Whitley served Bank of America for nearly 35 years in a variety of increasingly responsible capacities, including building and leading its global commercial banking business as head of Middle Market Banking, Business Banking, Credit and Treasury Management Services and Bank of America Business Capital. She also led Bank of America’s Private Bank and Consumer Banking Services business, and she was a member of the firm’s Operating Committee.

Item 5.07.    Submission of Matters to a Vote of Security Holders.
On April 18, 2023, the Company held its Annual Meeting. The matters voted on at the Annual Meeting and final voting results are summarized below.

Proposal 1 - A Company proposal to elect eleven directors each to serve until the next annual meeting of stockholders or until their successors are elected and qualified:

	Number of Shares
Nominee	Voted For	Votes Withheld	Broker Non-Votes
Paola M. Arbour	42,839,351	955,644	2,365,191
Jonathan E. Baliff	43,447,962	347,033	2,365,191
James H. Browning	42,188,410	1,606,585	2,365,191
Rob C. Holmes	43,068,230	726,765	2,365,191
David S. Huntley	42,355,453	1,433,201	2,371,532
Charles S. Hyle	43,453,447	341,548	2,365,191
Thomas E. Long	36,975,450	6,813,204	2,371,532
Elysia Holt Ragusa	37,040,341	6,748,313	2,371,532
Steven P. Rosenberg	41,749,511	2,039,143	2,371,532
Robert W. Stallings	41,229,320	2,565,675	2,365,191
Dale W. Tremblay	38,012,040	5,782,955	2,365,191
Each of the eleven director nominees was elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified.

Proposal 2 - A Company proposal to ratify the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023:

Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
45,541,138	602,384	16,664	—
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2023 was ratified.

Proposal 3 - A Company proposal to approve, on an advisory basis, the 2022 compensation of the Company's named executive officers as disclosed in the Proxy Statement:

Number of Shares
Voted For	Voted Against	Abstentions	Broker Non-Votes
29,393,884	14,367,778	33,333	2,365,191
The 2022 compensation of the Company’s named executive officers was approved on an advisory basis.

Proposal 4 - A Company proposal to approve, on an advisory basis, the frequency of the Company’s say on pay vote:

Number of Shares
1 Year	2 Year	3 Year	Abstentions	Broker Non-Votes
40,395,401	6,579	3,366,890	26,125	2,365,191
The frequency of the Company’s say on pay vote was approved at 1 Year.

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits
99.1    Press Release, dated April 20, 2023 announcing Texas Capital Bancshares, Inc.'s operating and financial results for its fiscal quarter ended March 31, 2023

99.2    Presentation dated April 20, 2023 discussing Texas Capital Bancshares, Inc.’s operating and financial results for its fiscal quarter ended March 31, 2023

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 20, 2023	TEXAS CAPITAL BANCSHARES, INC.
		By:	/s/ J. Matthew Scurlock
J. Matthew Scurlock Chief Financial Officer